REGEN BIOLOGICS, INC.
POWER OF ATTORNEY

     Each of the undersigned persons, in his capacity as a director of ReGen Biologics, Inc. (the “Company”), hereby appoints Gerald E. Bisbee, Jr., Ph.D. and Brion D. Umidi, or each of them acting alone, with full power of substitution and resubstitution, his attorney-in-fact and agent for the following purposes: (i) to sign for him, in his name and in his capacity as a director of the Company, a Registration Statement on Form S-1 and any amendments and post-effective amendments thereto (collectively, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”) of the Company’s common stock par value $0.01 per share (the “Common Stock”); (ii) to file or cause to be filed such Registration Statement with the Securities and Exchange Commission; (iii) to take all such other action as any such attorney-in-fact, or his substitute, may deem necessary or desirable in order to effect and maintain the registration of the Common Stock; and (iv) to sign and file all applications or other documents pertaining to such securities or such registration, as any such attorney-in-fact, or his substitute, may deem necessary.

     This power of attorney has been signed by the following individuals in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/S/ GERALD E. BISBEE, JR., PH.D.	Chairman, Chief Executive Officer
Gerald E. Bisbee, Jr., Ph.D.	and Director	July 18, 2005

/S/ ABHI ACHARYA, PH.D.
Abhi Acharya, Ph.D.	Director	July 18, 2005

/S/ ALAN W. BALDWIN
Alan W. Baldwin	Director	July 18, 2005

/S/ ROBERT G. MCNEIL, PH.D.
Robert G. McNeil, Ph.D.	Director	July 18, 2005

/S/ J. RICHARD STEADMAN, M.D.
J. Richard Steadman, M.D.	Director	July 18, 2005

/S/ WILLIAM R. TIMKEN
William R. Timken	Director	July 18, 2005